Exhibit 99.2

Supplemental Tables

The following table displays our consolidated results of operations for the three-month periods and year-ends December 31, 2010 and 2009.

Income Statement:	Three Months Ended December 31,		Year Ended December 31,
(In Thousands)	2010	2009	2010	2009
Revenues
Net premiums written (1)	$102,795	$100,102	$463,892	$467,427
Net premiums earned	$118,925	$119,747	$469,473	$478,498
Investment income, net of investment expenses	28,342	27,659	111,685	106,075
Realized investment gains (losses)
Other-than-temporary impairment charges	-	(167)	(459)	(18,306)
All other realized gains	2,095	1,704	8,948	5,127
Total realized investment gains (losses)	2,095	1,537	8,489	(13,179)
Other income	667	240	1,425	799
Total Revenues	$150,029	$149,183	$591,072	$572,193

Benefits, Losses and Expenses
Losses and loss settlement expenses	$79,364	$90,691	$309,796	$382,494
Increase in liability for future policy benefits	6,246	8,534	27,229	23,897
Amortization of deferred policy acquisition costs	29,434	27,677	113,371	114,893
Other underwriting expenses	13,442	11,672	39,321	39,298
Disaster charges and other related expenses, net of recoveries	-	4	(16)	(1,335)
Interest on policyholders’ accounts	10,617	10,853	42,988	41,652
Total Benefits, Losses and Expenses	$139,103	$149,431	$532,689	$600,899

Income (loss) before income taxes	10,926	(248)	58,383	(28,706)
Federal income tax expense (benefit)	1,839	(2,027)	10,870	(18,265)
Net income (loss)	$9,087	$1,779	$47,513	$(10,441)
(1) The Statutory Financial Measures section of our February 14, 2011 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following table displays our consolidated financial condition at December 31, 2010 and 2009.

Balance Sheet:	December 31, 2010	December 31, 2009
(In Thousands)
Total invested assets:
Property and casualty segment	$947,176	$915,055
Life insurance segment	1,535,722	1,436,786
Total cash and investments	2,662,955	2,542,693
Total assets	3,007,439	2,902,544
Future policy benefits and losses, claims and loss settlement expenses	$1,992,421	$1,927,645
Total liabilities	2,291,015	2,229,809
Net unrealized investment gains, after-tax	$102,649	$82,491
Total stockholders’ equity	716,424	672,735

Property and casualty insurance statutory capital and surplus (1) (2)	$594,308	$556,265
Life insurance statutory capital and surplus (2)	158,379	160,179
(1) Because United Fire & Casualty Company owns United Life Insurance Company, the property and casualty insurance statutory capital and surplus includes life insurance statutory capital and surplus and therefore represents our total consolidated statutory capital and surplus.

(2) The Statutory Financial Measures section of our February 14, 2011 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following tables display our net premiums written by line of business for the three-month periods and years-ended December 31, 2010 and 2009.

	Three Months Ended December 31,		Year Ended December 31,
(In Thousands)	2010	2009	2010	2009
Net Premiums Written
Commercial lines:
Other liability (1)	$23,358	$22,125	$110,409	$114,236
Fire and allied lines (2)	21,909	21,601	97,096	100,061
Automobile	19,849	20,457	92,378	96,024
Workers’ compensation	8,572	8,522	45,514	50,267
Fidelity and surety	3,399	3,956	17,587	19,305
Miscellaneous	195	154	822	834
Total commercial lines	$77,282	$76,815	$363,806	$380,727

Personal lines:
Fire and allied lines (3)	$6,004	$6,197	$25,162	$23,988
Automobile	3,702	3,593	15,151	13,823
Miscellaneous	114	100	494	398
Total personal lines	$9,820	$9,890	$40,807	$38,209
Reinsurance assumed	3,621	947	10,295	5,891
Total	$90,723	$87,652	$414,908	$424,827
(1) “Other liability” is business insurance covering bodily injury and property damage arising from general business operations, accidents on the insured’s premises and products manufactured or sold.
(2) “Fire and allied lines” includes fire, allied lines, commercial multiple peril and inland marine.
(3) “Fire and allied lines” includes fire, allied lines, homeowners and inland marine.

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the three-month periods ended December 31, 2010 and 2009.

Three Months Ended December 31,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$28,499	$36,001	126.3%	$28,614	$46,542	162.7%
Fire and allied lines	24,919	17,207	69.1	25,197	4,065	16.1
Automobile	23,428	17,626	75.2	24,425	22,889	93.7
Workers’ compensation	10,869	7,339	67.5	12,633	11,095	87.8
Fidelity and surety	5,144	376	7.3	5,757	1,103	19.2
Miscellaneous	207	972	469.6	212	49	23.1
Total commercial lines	$93,066	$79,521	85.4%	$96,838	$85,743	88.5%

Personal lines
Fire and allied lines	$6,351	$2,827	44.5%	$5,886	$(2,487)	(42.3)%
Automobile	3,798	3,377	88.9	3,459	1,921	55.5
Miscellaneous	123	(697)	N/A	99	358	361.6
Total personal lines	$10,272	$5,507	53.6%	$9,444	$(208)	(2.2)%
Reinsurance assumed	3,486	(11,082)	(317.9)%	974	775	79.6%
Total	$106,824	$73,946	69.3%	$107,256	$86,310	80.5%

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the years ended December 31, 2010 and 2009.

Year Ended December 31,
		2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$113,555	$94,645	83.3%	$119,587	$119,200	99.7%
Fire and allied lines	98,673	78,174	79.2	102,265	100,436	98.2
Automobile	93,160	66,946	71.9	97,948	75,123	76.7
Workers’ compensation	45,174	27,238	60.3	51,992	41,283	79.4
Fidelity and surety	19,113	3,133	16.4	21,354	1,838	8.6
Miscellaneous	804	1,048	130.3	854	214	25.1
Total commercial lines	$370,479	$271,184	73.2%	$394,000	$338,094	85.8%

Personal lines
Fire and allied lines	$24,668	$13,850	56.1%	$22,317	$12,254	54.9%
Automobile	14,616	12,642	86.5	13,053	10,725	82.2
Miscellaneous	447	(916)	(204.9)	365	662	181.4
Total personal lines	$39,731	$25,576	64.4%	$35,735	$23,641	66.2%
Reinsurance assumed	10,163	(7,323)	(72.1)%	5,942	3,986	67.1%
Total	$420,373	$289,437	68.9%	$435,677	$365,721	83.9%